                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                            PACIFIC CAPITAL BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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





                            2000 PROXY STATEMENT AND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS







                                    [PHOTO]










                            PACIFIC CAPITAL BANCORP

                            PACIFIC CAPITAL BANCORP




Dear Fellow Shareholders:

     Please accept this invitation to attend our 2000 Annual Shareholders' Meeting. The meeting will be held Tuesday, April 25, at 2:00 p.m. at the Lobero Theatre, 22 East Canon Perdido, in Santa Barbara.

     Our agenda will include the election of 12 directors, a vote on proposals to amend our stock option plans, and ratification of the selection of our outside auditors. We will also take this opportunity to provide you with a report on our 1999 performance, and answer any question you might have about the Company's past performance or our future plans. Our products and services exhibit will be open before and after the meeting.

     In our continued efforts to make it easier for shareholders to place their votes, we are including the convenience of telephone voting this year. Easy-to-follow telephone voting instructions are included on your proxy card, and we encourage you to take advantage of this convenient, cost effective way to place your vote.

     Please accept our thanks for your continued confidence in our Company. We look forward to seeing you at the meeting.



                                      Sincerely,



                                      /s/ DONALD M. ANDERSON
                                      ---------------------------------------
                                      Donald M. Anderson
                                      Chairman of the Board


                                      /s/ DAVID W. SPAINHOUR
                                      ---------------------------------------
                                      David W. Spainhour
                                      President


                                      /s/ WILLIAM S. THOMAS, JR.
                                      ---------------------------------------
                                      William S. Thomas, Jr.
                                      Vice Chairman & Chief Operating Officer

                                 PROXY STATEMENT
                                TABLE OF CONTENTS

NOTICE OF THE 2000 ANNUAL MEETING OF SHAREHOLDERS....................................1

PROXY STATEMENT

       Questions and Answers.........................................................2
       Proposals to be Voted Upon....................................................5
       Board of Directors...........................................................10
       Board and Committee Meetings.................................................13
       Compensation Committee Interlocks............................................14
       Director Compensation........................................................14
       Executive Officers...........................................................15
       Executive Compensation
           Beneficial Ownership Table...............................................16
           Summary Compensation Table...............................................17
           Key Employee Retiree Health Plan.........................................18
           Management Retention Plan................................................18
           Option Grants Table......................................................19
           Option Exercises and Fiscal Year-end Values Table........................20
       Performance Graph............................................................21
       Report of the Governance and Compensation Committee..........................22
       Other Information
           Certain Transactions.....................................................23
           Section 16(a) Beneficial Ownership Reporting Compliance..................23
           Submission of Shareholder Proposals......................................23
           Solicitation Expenses....................................................24
           Director Nominations.....................................................24
           Financial Materials......................................................24
       Exhibit A - Description of the 1996 Directors Stock Option Plan..............25
       Exhibit B - Description of the Restricted Stock Option Plan..................29

               NOTICE OF THE 2000 ANNUAL MEETING OF SHAREHOLDERS



                         [PACIFIC CAPITAL BANCORP LOGO]
                            200 East Carrillo Street
                                 P. O. Box 1119
                          Santa Barbara, CA 93102-1119



                                                                  March 17, 2000



To Our Shareholders

    The Annual Meeting of Shareholders of Pacific Capital Bancorp will be held on Tuesday, April 25, 2000, at 2:00 p.m., at the Lobero Theatre, 33 East Canon Perdido, Santa Barbara, California, to consider and take action on the following proposals:

    1. Elect 12 directors: Donald M. Anderson, Edward E. Birch, Richard M. Davis, Dale E. Hanst, D. Vernon Horton, Roger C. Knopf, Clayton C. Larson, Richard A. Nightingale, Kathy J. Odell, William H. Pope, David
        W. Spainhour and William S. Thomas, Jr., each for a term of one year;

    2. Approve an increase to the number of shares allocated to the 1996 Directors' Stock Option Plan along with other amendments to this plan;

    3. Approve an increase to the number of shares allocated to the Restricted Stock Option Plan along with other amendments to this plan;

    4.  Ratify Arthur Andersen LLP as independent accountants for 2000; and

    5.  Such other business as may properly come before the Meeting.

    Shareholders who owned shares of our stock at the close of business on March 2, 2000 are entitled to attend and vote at the Annual Meeting. This notice, the proxy statement, a proxy and voting instruction card, and the 1999 Annual Report are being distributed on or about March 17, 2000.

    Regardless of whether you plan to attend the meeting in person, we urge you to vote in favor of each of the proposals as soon as possible.

                                     By Order of the Board of Directors



                                     Jay D. Smith
                                     Senior Vice President, General Counsel &
                                     Secretary

QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

Q:  WHO IS ENTITLED TO VOTE?

A: Shareholders who own Company stock as of the close of business on March 2, 2000 (the Record Date) may attend and vote at the annual meeting. Each share is entitled to one vote. There were 24,558,936 shares of our stock outstanding on the Record Date.

Q:  WHAT IS THE PROXY CARD?

A: The proxy card enables you to appoint Donald M. Anderson, David W. Spainhour and Jay D. Smith as your representatives at the annual meeting. By completing and returning the proxy card, you are authorizing them to vote your shares at the meeting as you instructed on your proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.

    If a proposal comes up for vote at the meeting that is not on the proxy card, Messrs. Anderson, Spainhour, and Smith will vote your shares, under your proxy, according to their best judgment.

Q:  WHAT AM I VOTING ON?

A:  You are voting on:

    - the election of 12 directors (Donald M. Anderson, Edward E. Birch, Richard M. Davis, Dale E. Hanst, D. Vernon Horton, Roger C. Knopf, Clayton C. Larson, Richard A. Nightingale, Kathy J. Odell, William H. Pope, David W. Spainhour and William S. Thomas, Jr.);

    - approval to increase the number of shares allocated to the 1996 Directors' Stock Option Plan and other amendments to this plan;

    - approval to increase the number of shares allocated to the Restricted Stock Option Plan and other amendments to this plan; and

    -   the ratification of Arthur Andersen LLP as our independent accountants

        See the section entitled "Proposals To Be Voted On" for more information.

Q:  HOW DO I VOTE?

A: You may vote by mail. Mark your choices on the enclosed proxy card and sign, date and return it in the enclosed self-addressed envelope. If you sign your proxy card but do not make any selections, your shares will be voted:

    -   for the 12 named nominees for directors;

    -   for the proposed amendments to the Directors' Stock Option Plan;

    -   for the proposed amendments to the Restricted Stock Option Plan; and

    -   for the ratification of the auditors.

    You may vote by telephone. Follow the "Vote by Telephone" instructions that came with your proxy card. If you vote by telephone, you do not have to mail in your proxy card.

    You may vote in person at the meeting. We will pass out written ballots to anyone who wants to vote at the meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker in order to vote at the meeting. Holding shares in "street name" means you hold them in an account at a brokerage firm.

Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: Your shares are probably registered differently or are in more than one account. Vote all proxy cards to ensure that all your shares are voted.

    Unless you need multiple accounts for specific purposes, we recommend you consolidate as many of your accounts as possible under the same name and address. If the shares are registered in your name, contact our transfer agent, Norwest Shareowner Services (800-468-9716); otherwise, contact your brokerage firm.

Q:  HOW DO I REVOKE MY PROXY?

A: You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

    -   signing another proxy with a later date;

    -   voting by telephone (your latest vote is counted); or

    -   voting at the meeting.

Q:  WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY CARD?

A: If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Under NASDAQ rules, brokerage firms have authority to vote customers' unvoted shares on "routine" matters. We have determined that all of our proposals are routine matters.

    If you do not give a proxy to vote your shares, your brokerage firm may either:

    -   vote your shares on routine matters, or

    -   leave your shares unvoted.

    We encourage you to provide instructions to your brokerage firm by giving your proxy. This ensures your shares will be vote at the meeting.

    You may have granted to your stockbroker discretionary voting authority over your account. Depending on the terms of your agreement with your stockbroker, the firm may be able to vote your shares.

Q:  HOW ARE ABSTENTIONS AND BROKER NON-VOTES TREATED?

A: Since the affirmative vote of the holders of a majority of the shares of our common stock present and voting is required to approve the proposals (other than the election of directors), abstentions and broker non-votes will be counted for purposes of satisfying the quorum requirement. Abstentions will be counted as voting shares and will have the effect of a vote "against" the proposals. Broker non-votes will not be counted as shares voting on the proposals.

Q:  HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A: To hold the meeting and conduct business, a majority of our shares outstanding as of March 2, 2000, must be present at the meeting. This is called a quorum.

    Shares are counted as present at the meeting if the shareholder:

    -   is present and votes in person at the meeting,

    -   has properly submitted a proxy card, or

    -   has voted by telephone.

Q:  HOW MANY VOTES MUST THE NOMINEES HAVE TO BE ELECTED AS DIRECTORS?

A: The 12 nominees receiving the highest number of yes votes will be elected as directors. This number is called a plurality.

    We use the phrase "yes vote" to mean a vote for a proposal.

Q:  WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR ELECTION?

A: The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card, Messrs. Anderson, Spainhour and Smith can vote your shares for a substitute nominee. They cannot vote for more than 12 nominees.

Q:  HOW MANY VOTES MUST THE AMENDMENTS TO THE STOCK OPTION PLANS HAVE TO PASS?

A: To pass, the amendments must receive the yes vote of a majority of the shares present and voting at the meeting in person or by proxy, but not less than a majority of the shares required for a quorum.

Q:  HOW MANY VOTES MUST THE PROPOSAL TO RATIFY THE AUDITORS HAVE TO PASS?

A: To pass, the proposal must receive the yes vote of a majority of the shares present at the meeting in person or by proxy, but not less than a majority of the shares required for a quorum.

Q:  HOW ARE VOTES COUNTED?

A: You may vote either "for" or "against" each nominee. You may vote "for," "against" or "abstain" on the proposals to amend the stock option plans and to ratify the auditors.

    If you abstain from voting, it has the same effect as a "no" vote.

    If you give your proxy without voting instructions, your shares will be counted as a yes vote for each nominee, for the amendments to the stock option plans and for the ratification of the auditors.

    Voting results are tabulated and certified by our transfer agent, Norwest Shareowner Services.

Q:  IS MY VOTE KEPT CONFIDENTIAL?

A: Proxies, ballots and voting tabulations identifying shareholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Q:  WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting. Final results will be published in our quarterly report on Form 10-Q for the second quarter of 2000. We will file that report with the Securities and Exchange Commission. You may obtain a copy by calling our Shareholder Relations Hotline (805) 564-6302 or the SEC at (800) SEC-0330 for the location of its nearest public reference room. You can also get a copy on the Internet through the SEC's electronic data system called EDGAR at www.sec.gov or through our website at www.pcbancorp.com.



PROPOSALS TO BE VOTED UPON
--------------------------------------------------------------------------------


1. ELECTION OF DIRECTORS

        Nominees for election this year are: Donald M. Anderson, Edward E. Birch, Richard M. Davis, Dale E. Hanst, D. Vernon Horton, Roger C. Knopf, Clayton C. Larson, Richard A. Nightingale, Kathy J. Odell, William H. Pope, David W. Spainhour and William S. Thomas, Jr.

        Each nominee except Mr. Nightingale is currently a director of the Company. All of the nominees have consented to serve a one-year term.

        The Board recommends a vote for these nominees.

2. AMENDMENTS TO THE 1996 DIRECTORS' STOCK OPTION PLAN

        The 1996 Directors Stock Option Plan (the "Directors Plan") permits stock option grants to nonemployee Directors of the Company. On February 22, 2000, the Board of Directors approved the following amendments to the Directors
Plan:

        - Increase the number of shares of common stock authorized in the Directors Plan by 250,000 shares;

        - Provide that future amendments to the Directors Plan will not require stockholder approval unless required by applicable law;

        - Permit awards other than stock options, such as restricted stock and stock appreciation rights; and

        - Allow a Committee of the Board to administer the Directors Plan and to have authority for decisions relating to options and other awards granted under this plan.

        A description of the Directors Plan is attached as Exhibit A.

                              REASONS FOR AMENDMENT

o  Increase in Shares Covered by the Directors Plan

        The current number of shares authorized by the Directors Plan is 300,000. A total of 75,146 shares have been issued for exercises of stock options previously granted under the Directors Plan, and a total of 204,754 shares are reserved for outstanding shares. As a result, only 20,100 shares remain available for option grants under the Directors Plan.

        We believe that it is important to grant options and other awards to attract and retain qualified directors who can contribute to our continued growth and success. By increasing the number of authorized shares, we can provide an adequate reserve of shares to permit option grants and other awards.

Procedure for Future Amendments to the Directors Plan

        Currently, the Directors Plan states that our shareholders must approve amendments to accomplish any of the following:

        - materially increase the number of shares which may be issued under the Directors Plan;

        - materially modify the requirements as to eligibility for participation in the Plan; or

        - otherwise materially increase the benefits accruing to participants under the Directors Plan.

        We propose to amend the Directors Plan to provide that future amendments will not require shareholder approval unless required by applicable law, such as:

        - an amendment to increase the number of shares of common stock authorized by the Directors Plan; or

        - an amendment which must be approved under the rules of NASDAQ or any exchange on which our common stock is listed.

        Generally, this means that amendments would have to be approved by our shareholders only if the amendment would increase the number of shares authorized by the Directors Plan.

        Most public companies presently follow this approach for their stock incentive plans. Often, the shareholders' principal concern is to limit their dilution resulting from awards under a stock incentive plan. Dilution results primarily from the increase in the number of shares of common stock authorized by the Directors Plan. The proposed amendment would continue to require shareholder approval to increase the number of shares authorized, but would simplify the procedure for us to amend the Directors Plan in other cases.

o  Authorize Awards other than Stock Options

        We propose to amend the Directors Plan to allow grants of stock incentives other than stock options, including:

        - the issuance of common stock, either in exchange for payment of a purchase price or as a stock bonus;

        -    stock appreciation rights; and

        - stock options and shares of common stock that will become exercisable based on the Company's performance or that of the particular director.

        We anticipate that the majority of awards under the Directors Plan will continue to be stock options. It may be appropriate, however, to consider awards of stock appreciation rights or other forms of stock incentives to facilitate compliance by insiders with applicable federal and state securities laws and the qualification of future acquisitions for pooling accounting.

o  Administration Provisions

        We intend to allow a Committee of the Board to administer the Directors Plan and to have authority for decisions relating to options and other awards granted under the Directors Plan. This amendment will not materially change any of the terms or provisions of the Directors Plan or the amount or type of awards that may be granted. The Board of Directors could effect this amendment without shareholder approval, but seeks approval along with the other amendments described above.

        We believe that approval of these amendments to the Directors Plan is necessary and appropriate for the proper administration of the Directors Plan, to enable us to attract and retain qualified individuals to the Board of Directors and to adequately compensate them for their services.

o  Shareholder Approval

        Approval of the foregoing amendments to the Directors Plan will require the affirmative vote of a majority of the shares present (whether in person or by proxy) and voting at the shareholders' meeting.

        The Board of Directors recommends a vote "For" approval of the amendments to the 1996 Directors Stock Option Plan.


3. AMENDMENTS TO THE RESTRICTED STOCK OPTION PLAN

        The Restricted Stock Option Plan (the "Restricted Plan") permits stock option grants to officers and employees of the Company and its Subsidiaries for the purposes of attracting, motivating and retaining the best available officers and employees. We believe that options provide additional incentive to promote the success of our business.

        On February 22, 2000, the Board of Directors approved the following amendments to the Restricted Plan:

        - Increase the number of shares of common stock authorized in the Restricted Plan by 750,000 shares;

        - Provide that future amendments to the Restricted Plan will not require shareholder approval unless required by applicable law;

        - Permit awards other than stock options, such as restricted stock and stock appreciation rights; and

        - Allow a Committee of the Board to administer the Restricted Plan and to have authority for decisions relating to options and other awards granted under this plan.

        A description of the Restricted Plan is attached as Exhibit B.

                              REASONS FOR AMENDMENT

o  Increase in Shares Authorized by the Restricted Plan

        The current number of shares authorized by the Restricted Plan is 2,600,000. A total of 1,502,498 shares of common stock have been issued for exercises of stock options previously granted under the Restricted Plan, and a total of 1,018,732 shares are reserved for outstanding options. As a result, only 78,770 shares remain available for option grants under the Restricted Plan.

        We believe that it is important to grant options and other awards to attract and retain qualified employees who can contribute to our continued growth and success. By increasing the number of authorized shares, we can provide an adequate reserve of shares to permit option grants and other awards.

o  Procedure for Future Amendments to the Restricted Plan

        Currently, the Restricted Plan states that our shareholders must approve amendments to accomplish any of the following:

        -    materially increase the number of shares which may be issued;

        -    materially modify the eligibility requirements for participation;
             or

        - otherwise materially increase the benefits accruing to participants.

        We propose to amend the Restricted Plan to provide that future amendments will not require shareholder approval unless required by applicable law, such as:

        - an amendment to increase the number of shares of common stock authorized by the Restricted Plan;

        - an amendment that must be approved for purposes of complying with the requirements of Section 422 of the Internal Revenue Code relating to the grant of incentive stock options; and

        - an amendment which must be approved under the rules of NASDAQ or any exchange on which our common stock is listed.

        Generally, this means that amendments would have to be approved by our shareholders only if the amendment would increase the number of shares of common stock authorized by the Restricted Plan.

        Most public companies presently follow this approach for their stock incentive plans. Often, the shareholders' principal concern is to limit their dilution resulting from awards under an employee stock incentive plan. Dilution results primarily from the increase in the number of shares of common stock authorized by the Restricted Plan. The proposed amendment would continue to require shareholder approval and would simplify the procedure for us to amend the Restricted Plan in other cases.

o  Authorize Awards other than Stock Options

        We propose to amend the Restricted Plan to permit stock incentive grants other than stock options, including:

        - the issuance of shares of common stock, either in exchange for payment of a purchase price or as a stock bonus;

        -    stock appreciation rights; and

        - stock options and shares of common stock that will become exercisable based on the performance of the Company or the particular employee.

        We anticipate that the majority of the awards under the Restricted Plan will continue to be stock options. However, it may be appropriate to consider granting other stock incentives in the following cases:

        - Performance shares and options might be appropriate in connection with the acquisition or establishment of a new business to incentivize the managers of the business to quickly achieve profitability;

        - Stock appreciation rights may facilitate compliance by insiders with applicable federal and state securities laws and the qualification of future acquisitions for pooling accounting; and

        - The issuance of shares of common stock might be an effective means to satisfy obligations to employees for accrued or deferred benefits or in cases where the tenure of the employee or consultant may not support the grant of an option that vests over several years.

o  Administration Procedures

        We intend to allow a Committee of the Board to administer the Restricted Plan and to have authority for decisions relating to options and other awards granted under this Plan. This amendment will not materially change any of the terms or provisions of the Restricted Plan or the amount or type of awards that may be granted. The Board of Directors could effect this amendment without shareholder approval, but seeks approval along with the other amendments described above.

o  Shareholder Approval

        Approval of these amendments to the Restricted Plan requires the affirmative vote of a majority of the shares present (whether in person or by proxy) and voting at the shareholders' meeting.

        The Board of Directors recommends a vote "for" approval of the amendments to the Restricted Stock Option Plan.


4. SELECTION OF INDEPENDENT ACCOUNTANTS

        The firm of Arthur Andersen, LLP served as independent certified public accountants for the Company, SBBT and FNBCC for calendar year 1999, and your Board has recommended the firm as our accountants for calendar year 2000. Representatives of Arthur Andersen, LLP will be present at the meeting and will have the opportunity to make a statement and to answer questions.

        Audit services performed by Arthur Andersen, LLP for the year ended December 31, 1999 consisted of:

        - examination of our financial statements and our employee benefit plans,

        - certain services related to filings with the Securities and Exchange Commission, and

        - consultation on matters related to accounting and financial reporting.

        Arthur Andersen, LLP also performed consultation services related to the preparation of tax returns, assistance with regulatory compliance, and assistance with the merger with "old" Pacific Capital Bancorp. These fees amounted to approximately 13.7% of the total fees for services paid to the firm for the year ended December 31, 1999. The Audit Committee approved these services and determined that the firm was fully independent of our operations.

        The Board recommends a vote to ratify selection of the auditors.

THE BOARD OF DIRECTORS


Biographies

-  Donald M. Anderson

-  Edward E. Birch

-  Richard M. Davis

-  Dale E. Hanst


DONALD M. ANDERSON
Director since 1971

Mr. Anderson, age 72, is Chairman of the Board of the Company and Vice Chairman of Santa Barbara Bank & Trust. Mr. Anderson joined Santa Barbara Bank & Trust in October, 1969, as Vice President and Commercial Lending Officer. He was elected President, CEO and director in 1971 and served in those capacities until elected Chairman of the Board in February, 1989. He has served on numerous charitable, civic and banking organizations.

EDWARD E. BIRCH
Director since 1983

Dr. Birch, age 61, was Vice Chancellor of the University of California at Santa Barbara from 1976 until his retirement in 1993. He is currently Executive Vice President for Westmont College in Santa Barbara, California. He has been involved in a number of civic and community organizations, including the Cancer Foundation of Santa Barbara, Goleta Valley Community Hospital, the Santa Barbara Industry Education Council, and the Santa Barbara Chamber of Commerce. Dr. Birch is Chairman of the Corporate Governance and Compensation Committee of the Company.

RICHARD M. DAVIS
Director since 1984

Mr. Davis, age 65, is a retired business executive. He is a past Chairman of the Board of Directors of Santa Barbara Cottage Hospital, a past Chairman of the Santa Barbara Chamber of Commerce, and a past Chairman of the Board of United Way of Santa Barbara.

DALE E. HANST
Director since 1983

Mr. Hanst, age 68, is a retired attorney. He was of counsel to the law firm of Reicker, Clough, Pfau, McRoy, Pyle & Herman, LLP and was formerly a senior partner in the law firm of Schramm & Raddue, having started with the firm in 1960. He was President of the State Bar of California in 1984 and served on the California Commission on Judicial Performance from 1984 to 1988. Mr. Hanst is a past President of the Santa Barbara Zoological Society.

Biographies

-  D. Vernon Horton

-  Roger C. Knopf

-  Clayton C. Larson

-  Richard A. Nightingale


D. VERNON HORTON
Director since 1998

Mr. Horton, age 60, is Vice Chairman of the Board of the Company and Chairman, Chief Executive Officer and a director of First National Bank of Central California. He was Chairman of the Board and Chief Executive Officer of the former Pacific Capital Bancorp. His banking career commenced in 1964 with Valley National Bank, Salinas. He served that bank in various capacities including lending, operations, and business development and in 1979 was appointed Chief Executive Officer and a member of the Board of Directors. In August of 1981, he was appointed President of Valley National Bank. He resigned all positions with Valley National Bank on December 31, 1983, to join First National Bank of Central California. He serves as a director of Cherry's Jubilee and the California Rodeo Association.

ROGER C. KNOPF
Director since 1998

Mr. Knopf, age 59, is the President of Knopf Construction, Inc., a general building construction company located in Morgan Hill since 1976. He was a director of the former Pacific Capital Bancorp and South Valley National Bank and is currently a director of First National Bank of Central California. He has served on many County of Santa Clara, City of Morgan Hill, and Morgan Hill Unified School District committees. He is presently Chairman of the Board of San Jose Medical Center and is a director of San Benito Land Title Company and the Morgan Hill Rotary Endowment Fund.

CLAYTON C. LARSON
Director since 1998

Mr. Larson, age 53, is Vice Chairman of the Board of the Company and President, Chief Administrative Officer and a director of First National Bank of Central California. He was President and a director of the former Pacific Capital Bancorp. Mr. Larson's banking career commenced in 1972 when he joined Valley National Bank. During his tenure with Valley National Bank, he attained the position of Senior Vice President/Branch Administrator and in 1981 became a director of that bank. He serves on the Board of Trustees of the Monterey Institute of International Studies, Community Hospital of the Monterey Peninsula and the California State University Monterey Bay President's Council. He is President of the Coalition for Research in Education (CORE), and serves on the Advisory Boards for Leadership Monterey Peninsula, Legal Services for Seniors and the Monterey Peninsula Chamber of Commerce.

RICHARD A. NIGHTINGALE

Mr. Nightingale, age 52, is president and managing director of Damitz, Brooks, Nightingale, Turner & Morriset, Certified Public Accountants and Consultants. He began his accounting career in 1971 and in 1973 joined the Santa Barbara office of the international accounting firm of Arthur Andersen, LLP. Mr. Nightingale was certified in 1976 and was promoted to Tax Manager in 1977. In 1982, he joined Earl Damitz and Thomas Brooks to form the current firm. He is a member of the Board of Directors of United Way of Santa Barbara. He was elected to the Board of Santa Barbara Bank & Trust in 1998.

Biographies

-   Kathy J. Odell

-   William H. Pope

-   David W. Spainhour

-   William S. Thomas, Jr.



KATHY J. ODELL
Director since 1999

Ms. Odell, age 54, is the Vice President of Enterprise Services for Agility Communications, Inc., a telecommunications company involved in optical networking technologies. She was formerly the Chief Operating Officer of Karl Storz Imaging, Inc., which she co-founded in 1985 as Medical Concepts, Inc. Ms. Odell is active in promoting entrepreneurial growth in the Santa Barbara area, serving on the board of the Center for Entrepreneurship and Engineering Management at the University of California at Santa Barbara and is a founding member of VIP (Venture Investment Program), a Santa Barbara based association of angel investors. Additionally, she serves on the boards of the Santa Barbara Chamber of Commerce, Santa Barbara Industrial Association, Santa Barbara Regional Economic Community Project and is a member of the Advisory Council of the College of Engineering, University of California at Santa Barbara.

WILLIAM H. POPE
Director since 1998

Mr. Pope, age 72, is a retired certified public accountant. He was a director of the former Pacific Capital Bancorp and is currently a director of First National Bank of Central California. In 1960, Mr. Pope was instrumental in the formation of the firm of Kasavan and Pope, which now has offices in Salinas and Monterey. He holds memberships in the American Institute of Certified Public Accountants as well as the California Society of CPAs.


DAVID W. SPAINHOUR
Director since 1974

Mr. Spainhour, age 68, is President and Chief Executive Officer of the Company and Chairman of the Board of Santa Barbara Bank & Trust. Mr. Spainhour joined Santa Barbara Bank & Trust in 1966 as Controller. He became Senior Vice President in 1972, was elected to the Board of Directors in 1974, was named Executive Vice President in 1980, and elected President in February, 1989. He served as President and CEO of Santa Barbara Bank & Trust until December, 1995. Mr. Spainhour serves on the boards of the Santa Barbara Industry Education Council, Channel City Club, Covenant Benevolent Institutions, Westmont College, and United Way of Santa Barbara.

WILLIAM S. THOMAS, JR.
Director since 1995

Mr. Thomas, age 56, is the Vice Chairman and Chief Operating Officer of the Company and President and Chief Executive Officer of Santa Barbara Bank & Trust. Mr. Thomas joined Santa Barbara Bank & Trust in 1994 as Manager of the Trust and Investment Services Division. Prior to coming to Santa Barbara Bank & Trust, Mr. Thomas was an Executive Vice President of Bank of America and Manager of the Financial Institutions Group from 1992 to 1994. Prior to that time, he spent sixteen years with Security Pacific National Bank in various capacities until its merger with Bank of America. His last position with Security Pacific was Executive Vice President and Manager, Financial Institutions. He is a member of the Board of Directors of the Santa Barbara Museum of Art, Santa Barbara Center for Performing Arts, C.A.L.M, Los Padres Council, Boy Scouts of America and El Adobe Corporation. Mr. Thomas is also a trustee of the University of California Santa Barbara Foundation.

BOARD AND COMMITTEE MEETINGS

      The Board held six meetings in 1999, and each director attended at least 75% of all Board and Committee meetings. The table below describes the Board's committees. The Governance and Compensation Committee serves as the Nominating Committee.


---------------------------------------------------------------------------------------------------
Name of Committee                                                                  Number of
and Members                     Functions of the Committee                         Meetings in 1999
---------------------------------------------------------------------------------------------------
Audit                           -  Provides for suitable annual                         9
                                   examinations of each branch office and
                                   administrative division of the banks

Harry B. Powell, Chairman
William H. Pope
Richard M. Davis                -  Responsible for reporting results of
                                   examinations and the adequacy of internal
                                   controls and procedures to the Board

Richard A. Nightingale, ex      -  Recommends to the Board any changes in doing
officio                            business or corrective actions necessary for
                                   the soundness of the banks and the Company

                                -  All members are nonemployee directors

---------------------------------------------------------------------------------------------------

Executive                       -  Limited powers to act on behalf of the 1             1
                                   Board whenever the Board is not in session.

David W. Spainhour, Chairman
William S. Thomas, Jr.          -  Meets only as needed and acts only by
D. Vernon Horton                   unanimous vote.
Clayton C. Larson
Edward E. Birch
Harry B. Powell
---------------------------------------------------------------------------------------------------

Governance and Compensation     -  Determines the Company's salary                      5
                                   philosophy.
Edward E. Birch, Chairman
Dale E. Hanst                   -  Performs as overseer and sets
Roger C. Knopf                     objectives for our Salary Administration
Kathy J. Odell                     Program, including exempt salary ranges and
                                   senior officers' salaries

                                -  Administers our stock option plans and
                                   considers nominees for election as directors.

COMPENSATION COMMITTEE INTERLOCKS

- None of the members of the Governance and Compensation Committee is an officer (or former officer) or employee of the Company or any of its subsidiaries;

- None of the members of the Governance and Compensation Committee have entered into (or agreed to enter into) any transaction(s) with the Company or any of its subsidiaries in which the amount involved exceeds $60,000;

- No executive officers of the Company or its subsidiaries, Santa Barbara Bank & Trust ("SBBT") or First National Bank of Central California ("FNBCC") had any interlocking relationship with any other for-profit entity during 1999, including serving on the compensation committee or serving as a director of any other entity;

- None of the members serve as directors of any company which has a class of securities registered under or which is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.



DIRECTOR COMPENSATION

   We do not pay directors who are also officers of the Company additional compensation for their services as directors. In 1999, compensation for non-employee directors included the following:

   -  $20,000 annual fee;

   -  $500 for each meeting attended;

   -  $2,000 for chairing a committee;

   -  Reimbursement for out-of-pocket expenses.

   -  Total fees paid to directors in 1999 were $154,517.

EXECUTIVE OFFICERS


Biographies

-  David A. Abts

-  Donald E. Barry

-  Donald E. Lafler

-  Perry N. Ritenour

-  Jay D. Smith

-  Catherine R. Steinke

-  Kent M. Vining


DAVID A. ABTS

Mr. Abts, age 56, was Vice Chairman and Chief Information Officer of the Company and Executive Vice President of SBBT. From March, 1997 to January, 1999 he was Executive Vice President of the Company and Executive Vice President MIS/Operations and Retail Banking for SBBT. From July, 1989 to March, 1997 he was Senior Vice President of MIS/Operations for SBBT. Mr. Abts retired from the Company effective March 3, 2000.

DONALD E. BARRY

Mr. Barry, age 60, is Executive Vice President of the Company and Executive Vice President and Manager of both Wholesale and Retail Banking of SBBT, which includes the Trust & Investment Division. From July, 1995 when Mr. Barry joined the Bank, until January, 1999, he served as Executive Vice President of the Company and Executive Vice President and Manager of the Wholesale Banking Division. Before joining the Company, he was a Regional Vice President of Chase Manhattan Bank in charge of private banking from February, 1993 to July, 1995.

DONALD E. LAFLER

Mr. Lafler, age 53, is Executive Vice President and Chief Financial Officer of the Company and SBBT. He has served as Chief Financial Officer since 1995. From 1987 to 1995 he served as Vice President and Principal Accounting Officer of SBBT.

PERRY N. RITENOUR

Mr. Ritenour, age 55, is Senior Vice President and Director of Risk Management for the Company. Mr. Ritenour joined SBBT in May, 1995 as Senior Vice President, Senior Credit Administrator. Prior to that, he worked for City National Bank in Los Angeles for 3 years as a Senior Vice President in credit and as the General Manager of the bank's international division.

JAY D. SMITH

Mr. Smith, age 59, is Senior Vice President, General Counsel and Corporate Secretary of the Company and SBBT. He has served as Legal Counsel of SBBT since July, 1979.

CATHERINE R. STEINKE

Ms. Steinke, age 46, is Senior Vice President and Director of the Human Resources Division of SBBT. She has served in this position since March, 1993.

KENT M. VINING

Mr. Vining, age 52, is Senior Vice President and Strategic Planning Officer of the Company and the SBBT. He served as Chief Financial Officer of SBBT from April 1980 until July 1, 1995.

EXECUTIVE COMPENSATION

                           BENEFICIAL OWNERSHIP TABLE

        All information in the beneficial ownership chart is as of March 2, 2000 and includes share ownership for each director, the Named Officers (as defined on page 17), and owners of more than 5 percent of our outstanding common stock.


                                        Number of                             Percent of
                                         Shares           Right to           Outstanding
 Name                                    Owned(1)         Acquire(2)          Shares(3)
----------------------------------------------------------------------------------------
 Santa Barbara Bank & Trust             1,560,476               --               6.4%
 Trustee of the Pacific Capital
 Bancorp Employee Stock Ownership
 Plan & Trust
----------------------------------------------------------------------------------------
 David A. Abts                             68,915           24,918               *
 Donald M. Anderson                       517,616            2,000               2.1%
 Edward E. Birch                           25,376            4,600               *
 Richard M. Davis                          50,911              400               *
 Dale E. Hanst                             70,571           36,169               *
 D. Vernon Horton                         116,785           34,001               *
 Roger C. Knopf                           227,044              800               *
 Clayton C. Larson                        180,693           34,001               *
 Kathy J. Odell                                --            2,800               *
 William H. Pope                           63,629              800               *
 Harry B. Powell                           32,997           12,429               *
 David W. Spainhour                       448,516           20,430               1.9%
 William S. Thomas, Jr.                    21,104          113,194               *

 Directors and Executive Officers
 as a Group (19 persons)                2,138,684          377,357              10.2%
----------------------------------------------------------------------------------------

 * Less than 1%

(1) Unless otherwise indicated in the footnotes, includes shares for which the named person:

   -  has sole voting and investment power,

   -  has shared voting and investment power with his or her spouse, or

   - holds in an account under the Company's Employee Stock Ownership Plan ("ESOP")

(2) Includes stock acquirable by exercise of stock options exercisable within 60 days following March 2, 2000.

(3) Percentages are stated to include exercisable stock options.

                           SUMMARY COMPENSATION TABLE
                            (as of December 31, 1999)

        This table shows the annual and long-term compensation for the Chief Executive Officer and the other four most highly compensated executive officers of the Bank (the "Named Officers").



                                                                                                               Long-Term
                                                                   Annual Compensation                    Compensation Awards
                                                  --------------------------------------------------  -------------------------
                                                                                         Other        Securities
                                                                                         Annual       Underlying     All Other
                                                            Salary(1)      Bonus(2)  Compensation(3)   Options(4)  Compensation(5)
Name and Principal Position                       Year      (Dollars)     (Dollars)    (Dollars)       (Number)      (Dollars)
---------------------------                       ----      ---------     ---------  --------------   -----------  ------------
David W. Spainhour                                1999      $200,030      $150,000      $199,087        23,019      $ 52,315
   President, Pacific Capital Bancorp             1998       191,984       100,000       520,432        18,429        46,703
   Chairman, Santa Barbara Bank & Trust           1997       190,896        75,000       265,605        32,560        44,105

William S. Thomas, Jr                             1999       270,844       200,000       365,024        16,246        15,357
   Vice Chairman & Chief Operating Officer        1998       290,013       175,000        98,834            --        55,208
   Pacific Capital Bancorp, President &           1997       243,353       125,000        68,623        30,000        20,931
   Chief Executive Officer,
   Santa Barbara Bank & Trust

D. Vernon Horton                                  1999       346,309       250,000         3,000        10,000        42,086
   Vice Chairman, Pacific Capital Bancorp         1998       212,742       250,000         3,000            --            --
   Chief Executive Officer & Chairman,            1997       196,984       250,000            --            --            --
   First National Bank

Clayton C. Larson                                 1999       348,536       250,000         4,697        10,000        25,496
   Vice Chairman, Pacific Capital Bancorp         1998       205,817       250,000         4,430            --            --
   President & Chief Administrative Officer,      1997       190,571       250,000            --            --            --
   First National Bank

David A. Abts                                     1999       167,176       100,000       173,146         5,000        23,284
   Executive Vice President,                      1998       149,172        90,000       322,347            --        21,892
   Retail Banking, MIS and Operations             1997       144,704        75,000       264,828        27,918        25,917
   Pacific Capital Bancorp


(1) Includes salary continuation payments for Messrs. Horton and Larson of $127,176 and $122,088, respectively, resulting from employment contracts entered into with the former Pacific Capital Bancorp.

(2) Amounts in this column represent bonuses awarded by the Company's Governance and Compensation Committee upon evaluation of performance during fiscal years 1998, 1997 and 1996, respectively, but paid during fiscal years 1999, 1998 and 1997, respectively. Please refer to the Report of the Governance and Compensation Committee on page 22 for additional information.

(3) Includes insurance premiums (other than term insurance) and dues and memberships paid on behalf of the Named Officers. Amounts for Messrs. Thomas, Spainhour and Abts include $361,964, $195,882 and $171,548, respectively, which represent the difference between the grant price for stock options purchased and the fair market value of the options at the date of exercise.

(4)  Please see the table on page 19 for a detailed explanation.

(5) Includes ESOP cash contributions and dividends paid on ESOP shares, term life insurance premiums, amounts contributed by the Company on behalf of the Named Officers to our Incentive & Investment and Salary Savings Plan (a defined contribution profit sharing plan which includes 401(k) savings and matching contribution features). Discretionary contributions are allocated among Plan participants ratably based on their relative compensation levels. Under the 401(k) savings feature, we match $1.00 for every $1.00 of voluntary employee contributions up to 3% of employee compensation and $.50 for every $1.00 of the next 3% of compensation up to a maximum of 4.5% of compensation.


                                                                            ESOP Share Allocations
                                                                            -----------------------
                                                                                             Total
                                                                             No. of         Shares
                              I & I          401(k)        ESOP Cash         Shares        Allocated      Term Life
                         Discretionary      Matching    Contributions       Allocated        as of        Insurance
                         Contributions   Contributions   and Dividends       in 1999       12/31/99        Premiums
                         -------------   -------------   -------------       -------       --------        --------
David W. Spainhour           $-0-          $ 7,200         $44,347             260          52,287         $   768

William S. Thomas, Jr         -0-            7,200           7,894             259           1,658             263

D. Vernon Horton              -0-            7,200          33,312             602          15,131           1,574

Clayton C. Larson             -0-            7,200          17,348             601          14,882             948

David A. Abts                 -0-            7,200          15,785             259          12,617             299


KEY EMPLOYEE RETIREE HEALTH PLAN

        The Key Employee Retiree Health Plan is maintained for the benefit of the Named Officers and other "key" employees and was adopted on December 29, 1992. This is an unfunded plan which pays a portion of health insurance coverage for retired key employees and their spouses (but not dependents). While the Named Officers may be eligible for coverage under this Plan when they retire, the Company paid no amounts during 1999, nor were any amounts contributed to the Plan. A similar program is maintained for all of our other employees.

MANAGEMENT RETENTION PLAN

        The Named Officers, and other officers selected by the Board of Directors, are eligible to participate in our Management Retention Plan, which provides severance compensation if their employment is terminated following certain "change in control" provisions in the plan. Disinterested members of the Board of Directors approved the Retention Plan during 1998. In order to receive benefits under this plan, the participant must be terminated involuntarily without cause or be constructively terminated within 24 months following a change in control.

        The amount of severance benefits payable to a participant is an amount equal to a specified percentage of the person's average annual compensation. The severance percentage varies from 200% of the average annual compensation for the Chairman of the Board of the Company and four other officers to 100% of the average annual compensation for officers in other salary grades. An officer's average annual compensation generally is an amount equal to the average of the officer's annual cash salary, bonus and commissions payable for each of the three fiscal years ended immediately prior to the termination of the officer's employment.

        Additionally, the Key Employee Retiree Health Plan provides for the continuation of benefits under certain circumstances following a change in control of the Company.


                               OPTION GRANTS TABLE
                            (as of December 31, 1999)

                                                             Individual Grants
                                                 ---------------------------------------
                               Number of
                              Securities         % of Total
                              Underlying           Options
                                Options           Granted to    Exercise                      Grant Date
                              Granted in         Employees in    Price       Expiration        Present
Name                            1999(1)          Fiscal 1999   (per share)      Date           Value(2)
----                          ----------         ------------  -----------   ----------       -----------
David W. Spainhour               9,545*             1.74%      $  29.52        6/11/04         $57,843
                                10,000              1.83%         30.21        8/23/09          62,300
                                 3,474*             0.63%         31.28       12/10/04          22,512

William S. Thomas, Jr            3,194*             0.58%         23.96        3/10/04          15,172
                                 3,052*             0.56%         29.52        6/11/04          18,495
                                10,000              1.83%         30.21        8/23/09          62,300

Clayton C. Larson               10,000              1.83%         30.21        8/23/09          62,300

D. Vernon Horton                10,000              1.83%         30.21        8/23/09          62,300

David A. Abts                    5,000              0.91%         29.98        7/27/04          30,850



*     reload grants

(1) Option grants in 1999 were made under the Directors Stock Option Plan and Restricted Stock Option Plan and are administered by the Governance and Compensation Committee. Except for reload options, the following terms apply:

   - They vest over a period of five through ten years at the rate of 20% per year

   - Until March 24, 1998, shares issued upon exercise of options granted under the Restricted Stock Option Plan could not be transferred without the approval of the Committee for five years following the option grant or two years following the exercise of the option, whichever was later. The Plan was amended as of March 24, 1998 to remove this restriction.

      A "reload" option is granted when someone exercises a stock option by tendering stock already owned. The number of shares granted is equal to the number of shares tendered in payment of the option exercise price. The exercise price is the fair market value of the Company's stock as of the date the shares are tendered. Reload options vest and first become exercisable one year following grant. There are also certain restrictions on reload options which are described in the Company's stock option plans.

(2) Values are based on a binomial pricing model adapted for use in valuing executive stock options. The actual value a Named Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by a Named Officer will be at or near the value estimated by the binomial model. Estimated values are based on certain assumptions as to variables, such as interest rates, stock price volatility and future dividend yield. Calculations for the present value of the options are based on the expected term of four years, a risk-free rate of return ranging from 4.56% to 6.02%, an annual dividend yield ranging from 2.15% to 3.16%, and stock price volatility of 23.55%.

                OPTION EXERCISES AND FISCAL YEAR-END VALUES TABLE


        This table shows the number and values of stock options (exercised and unexercised) for the Named Officers during 1999.

                     Aggregate Option Exercises in 1999 and
                          Fiscal Year-End Option Values






                              Shares                            Number of Shares                Value of Unexercised
                             Acquired                       Underlying Unexercised             in-the-Money Options at
                                on             Value       Options Held at 12/31/99                 12/31/99($)(1)
                             Exercise       Realized(1)   ---------------------------       ------------------------------
        Name                 in 1999         (Dollars)    Exercisable    Unexercisable      Exercisable      Unexercisable
        ----                 -------         ---------    -----------    -------------      -----------      -------------
David W. Spainhour            20,758         $195,882         18,430         33,019         $   50,701         $133,333

William S. Thomas, Jr         19,600          361,964         96,000         40,246          1,802,223          392,693


D. Vernon Horton                   0               --         32,001         10,000            578,898            5,370


Clayton C. Larson                  0               --         32,001         10,000            578,898            5,370


David A. Abts                 13,307          171,548         19,918         17,000            212,181          161,612


(1) Value realized from options exercised during Fiscal Year 1999 and the value of unexercised in-the-money options are calculated by determining the difference between the estimated fair market value of the stock underlying the options, based on reported third-party transactions ($30.75 per share at year-end), and the exercise price of the options as of the exercise date or as of year-end, as applicable.

                                PERFORMANCE GRAPH

        The following graph shows a five-year comparison of cumulative total returns for our common stock, the Standard & Poor's 500 Stock Index and SNL Banks (Western) Index, each of which assumes an initial value of $100 and reinvestment of dividends.


                                                                  PERIOD ENDING
                             ---------------------------------------------------------------------------------------
                             DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
           INDEX                 1994           1995           1996           1997           1998           1999
           -----             ------------   ------------   ------------   ------------   ------------   ------------
Pacific Capital Bancorp....     100.00         122.49         177.40         306.08         342.24         419.38
S&P 500....................     100.00         137.58         169.03         225.44         289.79         350.50
SNL Western Bank Index.....     100.00         167.70         238.42         351.46         360.12         372.18

               REPORT OF THE GOVERNANCE AND COMPENSATION COMMITTEE

        The report of the Governance and Compensation Committee for the 1999 calendar year includes activities associated with compensation review and recommendations for the Named Officers of the Company.

        The Corporate Governance and Compensation Committee is composed of independent, outside directors. The Committee also meets at the end of each year to review that year's performances of Pacific Capital Bancorp's chief executive and other executive officers, including the Named Officers in the Summary Compensation Table. The Committee makes recommendations to the Board of Directors on executive salaries for the ensuing year and bonuses for the past year. The Committee met in January, 2000 to make its compensation recommendations for calendar year 2000, and to recommend bonuses for the Company's executive officers, based on performance in 1999.

COMPENSATION PHILOSOPHY

        The function of this Committee is to ensure that senior executive officers are compensated in a manner consistent with the Company's stated compensation strategy, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies.

        The Company's compensation program for executives consists of three key elements:

        -   Base salary

        -   Performance-based annual bonus

        -   Periodic grants of stock options

        The Committee believes that this three-part program best serves the interests of the Company and its shareholders. This program allows us to be competitive within the industry, ensures retention of our high quality executive officers, and maintains a "team approach" to management. At the same time, it advances both the short and long-term interests of shareholders.


BASE SALARY

        In determining base salary levels of the chief executive officer and other executive officers, the committee took into consideration compensation levels of peer group companies, using such references as the State Department of Financial Institutions Executive Officer Compensation Survey, the Survey of Executive Compensation of California Independent Banks, and other relevant surveys prepared by industry consultants. Particular focus is on California independent community banks.

ANNUAL BONUS

        The bonus permits annual recognition of individual performance. The Committee based its bonus recommendations on:

-   specific performance as matched against individual goals;

- the Company's overall performance for the period in question as measured by its profitability and its capital levels;

- the Company's performance relative to the industry in terms of returns on assets and equity;

- the Company's problem asset levels, its loan production, the quality of its asset liability management, and its regulatory compliance; and

-   the overall capitalization level.

        The Committee also considers the Company's performance and executive officers' bonuses paid over the last three years in determining bonus and compensation levels. Because the merger occurred on December 30, 1998, only Santa Barbara Bancorp was used in the previous two years' data. In 1997, net income for Santa Barbara Bancorp was $20,136,000.00 or $1.33 per share. Executive officers' bonuses were $805,000.00, all of which was paid in 1998. In 1998, net income for Santa Barbara Bancorp was $24,379,000.00 or $1.56 per share. Executive officers' bonuses were $970,000.00, all of which was paid in 1999. In 1999, net income for Pacific Capital Bancorp was $44,274,000, or $1.79 per share. Executive officers' bonuses were $1,360,000, all of which was paid in year 2000.

STOCK OPTIONS

        The final component of executive compensation is stock options, which are granted periodically to members of the executive group. Stock options are used primarily to provide longer-range incentives to the executives to ensure long-term commitment. The Corporate Governance and Compensation Committee approves grants of stock options and acts as the stock option committee for our stock option plans.

Pacific Capital Bancorp
Governance and Compensation Committee

Edward E. Birch, Chairman
Dale E. Hanst
Roger C. Knopf
Kathy J. Odell

OTHER INFORMATION
--------------------------------------------------------------------------------

CERTAIN TRANSACTIONS.

      Some of our directors and the companies that they are associated with are our customers, and we expect to have banking transactions with them in the future. In our opinion, all loans and commitments to lend were made in the ordinary course of our business and were in compliance with applicable laws. Terms, including interest rates and collateral, were substantially the same as those prevailing for comparable transactions with other persons of similar creditworthiness.

      In our opinion, these transactions did not involve more than a normal risk of collectability or present other unfavorable features. The aggregate amount of all such loans and credit extensions outstanding as of December 31, 1999, to all directors and executive officers (including their associates and members of their immediate family) was approximately $8,940,146. We have a very strong policy regarding review of the adequacy and fairness of the banks' loans to its directors and officers.

        Donald M. Anderson, Chairman of our Board of Directors, is the general partner of Pueblo Associates, a limited partnership. We leased space from Pueblo Associates at 1021 Anacapa Street, Santa Barbara, California for our executive headquarters and for administrative functions of Santa Barbara Bank & Trust. The lease, covering 28,957 square feet of space, was restated in 1994 for a five-year term with four five-year options to renew. On February 20, 1999, the building was substantially destroyed by fire.

        We have signed a letter of intent with Pueblo Associates to rebuild and re-lease the building and a new lease is currently being drafted. Occupancy is anticipated on May 1, 2001. The Board of Directors, based on the opinion of independent consultants, has determined that the proposed lease is fair to the Company and constitutes an arms-length transaction. Lease payments totaled $41,698 during 1999 up to the date of the fire.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

      The rules of the Securities Exchange Act of 1934, as amended, require that we disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors and executive officers. Based on review of copies of reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to officers, directors and greater than ten-percent beneficial owners were timely filed, with the exception of amended Form 4 reports filed for D. Vernon Horton, William H. Pope and Cathy Steinke in 2000 to correct their beneficial holdings.

SUBMISSION OF SHAREHOLDER PROPOSALS

      To be included in next year's proxy statement, shareholder proposals must be submitted in writing no earlier than January 18, 2001, and generally no later than February 16, 2001. Our Bylaws contain specific procedural requirements regarding a shareholder's ability to nominate a director or submit a proposal to be considered at a meeting of shareholders. If you would like a copy of the procedures contained in our bylaws, please contact: Pacific Capital Bancorp, P.O. Box 1119, Santa Barbara, California 93102, Attention: Carol Kelleher, Assistant Corporate Secretary. No shareholder proposals were submitted for the 2000 Annual Meeting.

SOLICITATION EXPENSES

      The Company is paying for distributing and soliciting proxies. As part of this process, we reimburse brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to shareholders. Employees do not receive additional compensation for soliciting proxies.

DIRECTOR NOMINATIONS

      The Governance and Compensation Committee does not consider shareholder nominations for director's positions. However, our By-laws do provide procedures for nominating directors. Nominations may be made by the Board of Directors or by any shareholder who holds stock in the Company and is entitled to vote. At annual meetings and special meetings of the shareholders called by the Board, nominations (other than those approved by our Board), should be made in writing and mailed to Pacific Capital Bancorp, P.O. Box 1119, Santa Barbara, California, 93102-1119, Attention: Jay D. Smith, Corporate Secretary.

      A written statement from the nominee is required consenting to serve as director if elected. Nominations must include the nominee's name, address, shares, and principal occupations along with the name, address and number of shares owned by the nominating shareholder.

FINANCIAL MATERIALS

      Shareholders may request free copies of our financial materials (annual report, 10-K and proxy statement) from Pacific Capital Bancorp, P.O. Box 1119, Santa Barbara, California 93102, Attention: Carol Kelleher, Assistant Corporate Secretary. Our financial materials can also be found on our website at www.pcbancorp.com.

                                    EXHIBIT A

               DESCRIPTION OF THE 1996 DIRECTORS STOCK OPTION PLAN

        The following discussion summarizes the significant features of the Directors Plan, as amended and proposed for shareholder approval.

o  Administration of the Directors Plan

        The Directors Plan may be administered by either the Board of Directors or a Committee of the Board, consisting of not less than two Non-Employee Directors who do not receive compensation from the Company other than for services performed as a Director. (The entity administering the Directors Plan is referred to as the "Administrator".) The Administrator has full authority to:

        -   construe and implement the Directors Plan;

        - select the individuals who will be eligible for awards under the Directors Plan;

        - determine the number of shares covered by any award and the option price or purchase price of any award;

        - impose restrictions on the transferability of shares acquired under the Directors Plan; and

        - prescribe all other terms and conditions of each award granted under the Directors Plan.

o  Eligibility

        The Administrator may grant awards only to Directors who are not employees of the Company or a subsidiary of the Company. No Directors who are eligible to receive awards under the Restricted Plan are entitled to receive the grant of an award under the Directors Plan.

o  Share Reserve

        The Directors Plan authorizes a total of 300,000 shares of the Company's common stock. As of the date of this Proxy Statement, 20,100 shares remain available for issuance under the Directors. If this Proposal is approved, there will be an additional 250,000 shares of common stock available for issuance. The Directors Plan provides that the foregoing number of shares will be adjusted from time to time to reflect any stock splits, stock dividends, reverse stock splits, combinations, reclassifications and similar changes in the Company's common stock which occur hereafter.

o  Types of Awards

        The Directors Plan permits both the grant of stock options and the award of shares of common stock ("restricted stock"). The options that may be granted are non-qualified stock options. The Administrator determines the number of shares covered by any award and the terms and conditions of any award.

o  Grant and Exercise of Option

        Options granted under the Directors Plan may only be non-qualified stock options for federal and state tax purposes. The terms of any options granted are:

        - The number of shares of common stock covered by the option is determined by the Administrator as of the grant date of the option.

        - The Administrator sets the exercise price of the option at the time of grant. The exercise price may not be less than 100% of the fair market value of common stock as of the grant date.

        - The optionee may pay the option exercise price in cash or through the surrender of shares of common stock of the Company (valued at its then fair market value).

        -   The maximum term of any option is five years.

        - Options generally become exercisable ("vest") six months after the grant date.

        - All options immediately vest upon the occurrence of a change in control. A change of control generally includes only the acquisition by a third person who is not an affiliate of the Company of 35% or more of our outstanding voting stock.

        - An option terminates on the termination of the optionee's status as a Director of the Company for any reason. If the termination is other than for cause or by reason of the optionee's death or disability, the option must be exercised within three months after the retirement date. If the termination is a result of the optionee's death or disability, the option must be exercised within twelve months after the termination date. If the termination is for cause, the option terminates simultaneously with the termination of the optionee's status as a Director.

        - Generally, options are not transferable, except in the event of the optionee's death, and may be exercised only within the period prescribed by the Administrator. The Administrator may provide that a non-qualified stock option may be transferred by the optionee to:

            - the optionee's spouse, parents and lineal descendants, including adopted children;

            - a trust, partnership or limited liability company established by the optionee for the optionee and/or members of his immediate family;

            -   tax-exempt educational, religious or charitable organizations;
                and

            - other persons and entities as the Administrator may specifically approve.

o  Reload Features of Options

        The Directors Plan provides for the issuance of "reload" options, which are designed to encourage "stock-for-stock" exercises of options. In a stock-for-stock exercise, the optionee pays the purchase price by delivering shares of Company stock owned rather than paying cash for the purchase price of the option. The advantage for the optionee is that an expenditure of cash is not necessary at the time of exercise, but it does dilute the optionee's stock ownership position. The "reload" features are designed to replenish this dilution. A reload option is granted to any optionee who exercises an option by tendering shares of common stock. The reload options will be on the following terms:

        - The number of shares covered by the reload option will be equal to the number of shares tendered in the stock-for-stock exercise;

        - The exercise price of the reload option will be equal to the then fair market value of the Company's common stock;

        - The exercise period of the reload option will be equal to the remaining term of the underlying option, or five years, whichever is greater; and

        - The other terms of the reload option will be the same as those of the underlying option.

        The reload options will be subject to the following restrictions, which are designed to prevent abuse of the reload options:

        - A reload option will be granted only if the shares of common stock tendered on exercise of the underlying option were held by the optionee for at least six months prior to the exercise of the underlying option;

        - If the shares issued on exercise of the underlying option are sold or transferred prior to one year following exercise of the option, the reload option terminates; and

        - The reload option may not be exercised for one year following its grant.

o  Issuance of Restricted Stock

        The terms of any shares of restricted stock or other stock incentives issued under the Directors Plan generally will be as follows:

        -   The Administrator shall determine:

            -   directors who will be awarded restricted stock;

            -   the purchase price, if any, payable for the restricted stock;

            - the period over which the director's interest in the restricted stock shall vest; and

            - other terms and conditions consistent with this Plan, applicable to the award of the restricted stock.

        - The Administrator may designate whether any grant of restricted stock is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code.

        - The director may not sell or transfer any of the restricted stock prior to six months after the date of the award.

        - The Company shall have the right to repurchase the unvested restricted stock upon the termination of the director's status as a director at a price equal to the purchase price paid by the director.

        - The Company may have the right to repurchase the vested restricted stock upon the termination of the director's status as a director at a price equal to the then fair market value of the common stock.

        - The director's interest in any restricted stock shall immediately vest upon the occurrence of a change in control. For purposes of the Directors Plan, a change of control generally includes only the acquisition by a third person who is not an affiliate of the Company of 35% or more of the outstanding voting stock of the Company.

o  Restrictions on Stock Issued Under the Directors Plan

        The Administrator may impose restrictions on the transferability of any shares of common stock issued pursuant to awards under the Directors Plan. The Administrator is not required to impose any such restrictions.

o  Amendment and Termination of the Directors Plan

        The Board of Directors may amend, modify or terminate the Directors Plan at any time without notice to or approval of the shareholders, provided that no outstanding option or restricted stock award is adversely affected. Approval is required only when applicable law requires approval. The Directors Plan will terminate on December 31, 2005, unless the Board of Directors has previously terminated it. Options and restricted stock awards granted before the termination of the Directors Plan may be exercised and will vest thereafter in accordance with the terms of the applicable agreement.

o  Federal Income Tax Consequences

        The types of awards that may be granted under the Directors Plan are the same as those that may be granted under the Restricted Plan, except that options granted under the Directors Plan may only be non-qualified stock options. As the types of stock awards that may be granted under the Directors Plan are the same as those that may be granted under the Restricted Plan, the federal income tax consequences are the same as those described on page 32 of this Proxy Statement.

o  Existing Option Grants

      The Named Officers identified elsewhere in this Proxy Statement are not eligible to receive option grants or restricted stock awards under the Directors Plan.

                                    EXHIBIT B

                 DESCRIPTION OF THE RESTRICTED STOCK OPTION PLAN

        The following discussion summarizes the significant features of the Restricted Plan, as amended and proposed for shareholder approval.

o  Administration of the Restricted Plan

        The Restricted Plan may be administered by either the Board of Directors or a Committee of the Board consisting of not less than three members of the Board who do not participate in the Restricted Plan. (The entity administering the Restricted Plan is referred to as the "Administrator".) The Administrator has full authority to:

        -   construe and implement the Restricted Plan;

        -   select the individuals who will be eligible for awards;

        - determine the number of shares covered by any award and the option price or purchase price of any award;

        - impose restrictions on the transferability of shares acquired under the Restricted Plan; and

        - prescribe all other terms and conditions of each award granted under the Restricted Plan.

o  Eligibility

        The Administrator may grant awards to key employees of the Company or a subsidiary of the Company, including officers and directors who are also employees. The selection of particular employees who will receive awards is at the discretion of the Administrator. Eligibility is limited to full-time salaried employees who, in the judgment of the Administrator, are qualified by position, training or ability to contribute substantially to the progress of the Company. No employees have any vested rights in the Restricted Plan nor are any employees entitled to receive any award grant unless the Administrator, in its sole discretion, approves the grant.

        Nonemployee directors are not eligible to participate in the Restricted Plan, nor are persons who own stock possessing more than 10% of the total combined voting rights or value of all classes of stock outstanding.

o  Share Reserve

        The Restricted Plan authorizes 2,600,000 shares of common stock. As of the date of this Proxy Statement, 78,770 shares remain available for issuance. If this Proposal is approved, an additional 750,000 shares of common stock will be available for issuance. The Restricted Plan provides that the foregoing number of shares will be adjusted from time to time to reflect any stock splits, stock dividends, reverse stock splits, combinations, reclassifications and similar changes in the Company's common stock which occur hereafter.

o  Types of Awards

        The Restricted Plan permits both the grant of stock options and the award of shares of common stock ("restricted stock"). The Administrator determines the number of shares covered by any award and the terms and conditions of any award.

o  Grant and Exercise of Option

        Options granted under the Restricted Plan may be incentive stock options or non-qualified stock options for federal and state tax purposes. The terms of any options granted under the Restricted Plan generally will be as follows:

        - The number of shares of common stock covered by the option is determined by the Administrator as of the grant date of the option.

        - The exercise price of the option is set by the Administrator at the time of grant. The exercise price may not be less than 100% of the fair market value of common stock as of the date of grant.

        - The optionee may pay the exercise price of an option in cash or through the surrender of shares of common stock of the Company (valued at its then fair market value).

        - The maximum term of any incentive option is five years. The maximum term for any non-qualified option is ten years.

        - Options generally become exercisable ("vest") at the rate of 20% per year of employment following grant of the options. The Administrator may establish other vesting schedules as it deems appropriate in specific cases, so long as the vesting is no longer than a five-year period. Options may not vest prior to six months after the grant date of the option.

        - All options shall immediately vest upon the occurrence of a change in control. For purposes of the Restricted Plan, a change of control generally includes only the acquisition by a third person who is not an affiliate of the Company of 35% or more of the outstanding voting stock of the Company.

        - An option terminates on the termination of the optionee's employment with the Company for any reason. If the termination is other than as a result of the optionee's retirement, death or disability, the option must be exercised within 30 days following the termination of employment. If the termination is by reason of the optionee's retirement, the option must be exercised within three months after the date of retirement. If the termination is a result of the optionee's death or disability, the option must be exercised within twelve months after the date of termination.

        - Generally options are not transferable, except in the event of the optionee's death, and may be exercised only by the optionee during his or her lifetime. The Administrator may provide that a non-qualified stock option may be transferred by the optionee to any of the following persons:

              - the optionee's spouse, parents and lineal descendants, including adopted children;

              - a trust, partnership or limited liability company established by the optionee for the optionee and/or members of his immediate family;

              -   tax-exempt educational, religious or charitable organizations;
                  and

              - such other persons and entities as the Administrator may specifically approve.

o  Reload Features of Options

        The Restricted Plan provides for the issuance of "reload" options, which are designed to encourage "stock-for-stock" exercises of options. In a stock-for-stock exercise, the optionee pays the purchase price by delivering shares of Company stock owned rather than paying cash for the purchase price of the option. The advantage for the optionee is that an expenditure of cash is not necessary at the time of exercise; however, it also dilutes the optionee's stock ownership position. The "reload" features are designed to replenish this dilution. A reload option will be granted to any optionee who exercises an option by tendering shares of common stock. The reload options will be on the following terms:

        - The number of shares covered by the reload option will be equal to the number of shares tendered in the stock-for-stock exercise;

        - The exercise price of the reload option will be equal to the then fair market value of the Company's common stock;

        - The exercise period of the reload option will be equal to the remaining term of the underlying option, or five years, whichever is greater; and

        - The other terms of the reload option will be the same as those of the underlying option.

        The reload options will be subject to the following restrictions, which are designed to prevent abuse of the reload options:

        - A reload option will be granted only if the shares of common stock tendered on exercise of the underlying option were held by the optionee for a period of at least six months prior to the exercise of the underlying option;

        - If the shares issued on exercise of the underlying option are sold or transferred prior to one year following exercise of the option, the reload option terminates; and

        - The reload option may not be exercised for one year following its grant.

o  Issuance of Restricted Stock

        The terms of any shares of restricted stock or other stock incentives issued under the Restricted Plan generally will be as follows:

        -   The Administrator shall determine:

            -   employees to be awarded restricted stock;

            -   the purchase price, if any, payable for the restricted stock;

            - the period over which the employee's interest in the restricted stock shall vest; provided that such period shall not be longer than five years and at least 20% of the interest shall vest on each anniversary of the date of issuance of the restricted stock; and

            - the other terms and conditions consistent with this Plan applicable to the award of the restricted stock.

        - The Administrator may designate whether any grant of restricted stock is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code.

        - The employee may not sell or transfer any of the restricted stock prior to six months after the date of the award of the restricted stock.

        - The Company shall have the right to repurchase the unvested restricted stock upon the termination of the employee's employment with the Company at a price equal to the purchase price paid by the employee.

        - The Company may have the right to repurchase the vested restricted stock upon the termination of the employee's employment with the Company at a price equal to the then fair market value of the common stock.

        - The employee's interest in any restricted stock shall immediately vest upon the occurrence of a change in control. For purposes of the Restricted Plan, a change of control generally includes only the acquisition by a third person who is not an affiliate of the Company of 35% or more of the outstanding voting stock of the Company.

o  Restrictions on Stock Issued Under the Restricted Plan

        The Administrator may impose restrictions on the transferability of any shares of common stock issued pursuant to awards under the Restricted Plan. The Administrator is not required to impose any such restrictions.

o  Amendment and Termination of the Restricted Plan

        The Board of Directors may amend, modify or terminate the Restricted Plan at any time without notice to or approval of the stockholders, provided that no outstanding option or restricted stock award is adversely affected. Approval is required only when applicable law requires approval. The Restricted Plan will terminate on January 29, 2002, unless the Board of Directors has previously terminated it. Options and restricted stock awards granted before the termination of the Restricted Plan may be exercised and will vest thereafter in accordance with the terms of the applicable agreement.

o  Federal Income Tax Consequences

        -   Non-Qualified Stock Options

        No taxable income results to an employee from the grant of a non-qualified option, nor is the Company entitled to a deduction.

        The exercise of a non-qualified option generally results in a taxable event. An individual who purchases shares by exercising a non-qualified option generally will realize ordinary income in the year of the exercise. The amount of this income is equal to (i) the fair market value of the shares of common stock on the date of exercise of the option, minus (ii) the option exercise price. Where the stock issued upon exercise of the options is subject to both a substantial risk of forfeiture and a restriction on transfer, the participant will realize income only upon the lapse of such risk of forfeiture or the expiration of these restrictions. The amount of this income will be equal (a) to the fair market value of the shares of common stock on the date of lapse of the risk of forfeiture or restrictions, minus (b) the option exercise price. Alternatively, the participant may make an election under Section 83(b) of the Internal Revenue Code to be taxed upon exercise of the option, as though such risk of forfeiture or restrictions did not exist. In either case, the Company is entitled to a corresponding deduction in an amount equal to any ordinary income realized by the employee.

        Upon the disposition of stock acquired upon exercise of a non-qualified option, any gain or loss will be taxed as a capital gain or loss. This gain would be treated as a short- or long-term capital gain (or loss), depending upon how long the optionee has held the stock after the exercise of the option.

        -   Incentive Stock Options

        Neither the optionee nor the Company incurs any tax consequence as the result of the grant of an incentive stock option ("ISO"). Likewise, the optionee has no taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at that time. Generally any gain realized by the optionee upon the disposition of stock acquired upon exercise of an ISO would be taxed as a capital gain. The Company is not entitled to any deduction under these circumstances.

        If the optionee sells the shares acquired on exercise of the ISO prior to either two years after the date of grant of the ISO or one year after the date of exercise of the ISO, the optionee will be taxed on the difference between the sales price and the option exercise price. This gain is taxed as ordinary income to the extent of the difference between the exercise price and the fair market value of the stock on the date of exercise of the ISO, with any balance taxed as capital gains. In these circumstances, the Company is entitled to a deduction equal to the amount of ordinary income realized by the optionee.

        -   Alternative Minimum Tax

        The "spread" under an ISO, (i.e., the difference between the fair market value of the shares at exercise and the exercise price) is treated as an adjustment to taxable income for alternative minimum tax ("AMT") purposes for the year of exercise. The optionee's alternative minimum taxable income is increased by the amount of the spread, potentially subjecting the holder to the AMT. This ISO AMT adjustment would be eliminated by a disqualifying disposition of the ISO shares, provided the disposition occurs in the taxable year in which the ISO is exercised. The AMT does not affect the tax consequences of the Restricted Plan to the Company.

        -   Issuance of Restricted Stock

        The employee will have to report taxable income with respect to the restricted stock, either upon issuance or upon the lapse of any restrictions on transfer or risk of forfeiture. If the restricted stock is subject to both a risk of forfeiture and a restriction on transfer, the employee will have to report the taxable income on the date on which such risk or restriction lapses, unless the employee elects (under Section 83(b) of the Internal Revenue Code), to report such income in the year in which the restricted stock is issued. If the restricted stock is not subject to both a risk of forfeiture and a restriction on transfer, the employee will have to report the taxable income on the date on which the restricted stock is issued. The amount of taxable income that the employee will have to report will be equal to the difference between the fair market value of the stock on the date of issuance or of the lapse of the risk or restriction, as appropriate, and the amount that the employee paid for the restricted stock. The Company will be entitled to a deduction equal to the amount of taxable income reported by the employee.

        Any gain realized by the employee on his or her subsequent sale or transfer of the restricted stock will be taxed as long-term or short-term capital gain, depending on the period that the employee has held the restricted stock. The Company will not be entitled to any deduction as a result of the employee's subsequent sale of the restricted stock.

o  Existing Option Awards

        The Named Officers identified elsewhere in this Proxy Statement are eligible to receive the grant of options or the award of restricted stock under the Restricted Plan. The options that have previously been granted to these persons are identified in the Compensation Table. The Company has no present plans to grant options or to award restricted stock covering any particular number of shares of common stock to these persons.

                         [PACIFIC CAPITAL BANCORP LOGO]


                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 25, 2000
                                   2:00 P.M.

                                 LOBERO THEATRE
                              33 E. CANON PERDIDO
                           SANTA BARBARA, CALIFORNIA


--------------------------------------------------------------------------------



[PACIFIC CAPITAL BANCORP LOGO]                                             PROXY
--------------------------------------------------------------------------------


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 25, 2000.

By signing this proxy, you revoke all prior proxies and appoint Donald M. Anderson, David W. Spainhour and Jay D. Smith, and each of them, as Proxy Holders, each with the power to act separately and to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of common stock of Pacific Capital Bancorp held of record by the undersigned on March 2, 2000, on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY PHONE (SEE INSTRUCTIONS ON REVERSE SIDE).



                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

THERE ARE TWO WAYS TO VOTE YOUR PROXY


                                                                 COMPANY #
                                                                 CONTROL #

Your telephone vote authorizes the proxies named on this proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.


VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on April 24, 2000.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

-       Follow the simple instructions the Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1. Election of directors:      01 Donald M. Anderson      05 D. Vernon Horton          09 Kathy J. Odell
                               02 Edward E. Birch         06 Roger C. Knopf            10 William H. Pope
                               03 Richard M. Davis        07 Clayton C. Larson         11 David W. Spainhour
                               04 Dale E. Hanst           08 Richard A. Nightingale    12 William S. Thomas, Jr.


[ ]   Vote FOR               [ ] Vote WITHHELD
      all nominees               from all nominees
      (except as marked)


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)   [ ]


                                PLEASE FOLD HERE
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
2.      Approval to increase the number of shares
        allocated to the 1996 Directors' Stock
        Option Plan and to approve the other
        amendments to the plan.                      [ ] For    [ ] Against  [ ]  Abstain

3.      Approval to increase the number of shares
        allocated to the Restricted Stock Option
        Plan and to approve the other amendments
        to the plan.                                 [ ] For    [ ] Against  [ ]  Abstain

4.      Ratify selection of Arthur Andersen, LLP
        to serve as independent certified public
        accountants for the 2000 calendar year.      [ ] For    [ ] Against  [ ]  Abstain

5. Other Business. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  [ ]      Indicate changes below:

                                Date
                                    --------------------------------------------

                                Please date this Proxy and sign exactly as the name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.